FOR IMMEDIATE RELEASE

Ciena Reports Fiscal Second Quarter 2015 Financial Results

Grows revenue 11% year-over-year and delivers 11% adjusted operating margin
HANOVER, Md. - June 4, 2015 - Ciena® Corporation (NYSE: CIEN), the network specialist, today announced unaudited financial results for its fiscal second quarter ended April 30, 2015.

For the fiscal second quarter 2015, Ciena reported revenue of $621.6 million as compared to $560.1 million for the fiscal second quarter 2014.

On the basis of generally accepted accounting principles (GAAP), Ciena's net income for the fiscal second quarter 2015 was $20.7 million, or $0.17 per diluted common share, which compares to a GAAP net loss of $(10.2) million, or $(0.10) per diluted common share, for the fiscal second quarter 2014.

Ciena's adjusted (non-GAAP) net income for the fiscal second quarter 2015 was $47.3 million, or $0.35 per diluted common share, which compares to an adjusted (non-GAAP) net income of $19.4 million, or $0.17 per diluted common share, for the fiscal second quarter 2014.

"We delivered outstanding second quarter results that, when combined with our strong financial performance during the past several quarters, demonstrate increased operating leverage and sustained momentum in our business," said Gary B. Smith, president and CEO, Ciena. “This performance also reflects our industry-leading ability to deliver open, on-demand, software-driven networks for an increasingly diverse set of customers across the globe.”

Fiscal Second Quarter 2015 Performance Summary
The tables below (in millions, except percentage data) provide comparisons of certain quarterly results to prior periods, including sequential quarter and year-over-year changes. A reconciliation between the GAAP and adjusted (non-GAAP) measures contained in this release is included in Appendix A.

	GAAP Results
	Q2	Q1	Q2	Period Change
	FY 2015	FY 2015	FY 2014	Q-T-Q*	Y-T-Y*
Revenue	$621.6	$529.2	$560.1	17.5%	11.0%
Gross margin	43.8%	43.5%	42.4%	0.3%	1.4%
Operating expense	$230.0	$226.1	$230.5	1.7%	(0.2)%
Operating margin	6.8%	0.8%	1.3%	6.0%	5.5%

	Non-GAAP Results
	Q2	Q1	Q2	Period Change
	FY 2015	FY 2015	FY 2014	Q-T-Q*	Y-T-Y*
Revenue	$621.6	$529.2	$560.1	17.5%	11.0%
Adj. gross margin	44.4%	44.1%	43.1%	0.3%	1.3%
Adj. operating expense	$207.9	$197.3	$206.3	5.4%	0.8%
Adj. operating margin	10.9%	6.8%	6.2%	4.1%	4.7%

	Revenue by Segment
	Q2 FY 2015		Q1 FY 2015		Q2 FY 2014
	Revenue	%	Revenue	%	Revenue	%
Converged Packet Optical	$432.9	69.6	$336.6	63.6	$356.8	63.7
Packet Networking	53.3	8.6	55.0	10.4	66.6	11.9
Optical Transport	16.5	2.7	22.3	4.2	29.6	5.3
Software and Services	118.9	19.1	115.3	21.8	107.1	19.1
Total	$621.6	100.0	$529.2	100.0	$560.1	100.0

* Denotes % change, or in the case of margin, absolute change

Additional Performance Metrics for Fiscal Second Quarter 2015

	Revenue by Geographic Region
	Q2 FY 2015		Q1 FY 2015		Q2 FY 2014
	Revenue	%	Revenue	%	Revenue	%
North America	$397.2	63.9	331.5	62.6	377.8	67.4
Europe, Middle East and Africa	102.2	16.4	111.0	21.0	95.1	17.0
Caribbean and Latin America	47.9	7.7	42.8	8.1	40.2	7.2
Asia Pacific	74.3	12.0	43.9	8.3	47.0	8.4
Total	$621.6	100.0	$529.2	100.0	$560.1	100.0

•	U.S. customers contributed 59.1% of total revenue

•	One customer accounted for greater than 10% of revenue and represented 19% of total revenue

•	Cash and investments totaled $816.7 million

•	Cash flow from operations totaled $37.8 million

•	Average days' sales outstanding (DSOs) were 80

•	Accounts receivable balance was $553.3 million

•	Inventories totaled $214.6 million, including:

◦	Raw materials: $57.3 million

◦	Work in process: $10.6 million

◦	Finished goods: $147.8 million

◦	Deferred cost of sales: $51.0 million

◦	Reserve for excess and obsolescence: $(52.1) million

•	Product inventory turns were 5.3

•	Headcount totaled 5,108

Business Outlook for Fiscal Third Quarter 2015
Statements relating to business outlook are forward-looking in nature and actual results may differ materially. These statements should be read in the context of the Notes to Investors below.

Ciena expects fiscal third quarter 2015 financial performance to include:

•	Revenue in the range of $610 to $640 million

•	Adjusted (non-GAAP) gross margin of approximately 43 percent

•	Adjusted (non-GAAP) operating expense to be approximately $210 million

Live Web Broadcast of Unaudited Fiscal Second Quarter 2015 Results
Ciena will host a discussion of its unaudited fiscal second quarter 2015 results with investors and financial analysts today, Thursday, June 4, 2015 at 8:30 a.m. (Eastern). The live broadcast will be available at www.ciena.com, and an archived replay will be available shortly following the conclusion of the live broadcast on the Investor Relations page of Ciena's website at www.ciena.com/investors. Ciena will also post to the Investor Relations page a presentation that includes certain highlighted information discussed on the call and certain historical results of operations.

Notes to Investors

Forward-looking statements. This press release contains certain forward-looking statements that involve risks and uncertainties. These statements are based on current expectations, forecasts, assumptions and other information available to the Company as of the date hereof. Forward-looking statements include statements regarding Ciena's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. Forward-looking statements in this release include: "We delivered outstanding second quarter results that, when combined with our strong financial performance during the past several quarters, demonstrate increased operating leverage and sustained momentum in our business"; "This performance also reflects our industry-leading ability to deliver open, on-demand, software-driven networks for an increasingly diverse set of customers across the globe”; "Ciena expects fiscal third quarter 2015 financial performance to include: Revenue in the range of $610 to $640 million; Adjusted (non-GAAP) gross margin of approximately 43 percent; Adjusted (non-GAAP) operating expense to be approximately $210 million."

Ciena's actual results, performance or events may differ materially from these forward-looking statements made or implied due a number of risks and uncertainties relating to Ciena's business, including: the effect of broader economic and market conditions on our customers and their business; changes in network spending or network strategy by large communication service providers; seasonality and the timing and size of customer orders, including our ability to recognize revenue relating to such sales; the level of competitive pressure we encounter; the product, customer and geographic mix of sales within the period; supply chain disruptions and the level of success relating to efforts to optimize Ciena's operations; changes in foreign currency exchange rates affecting revenue and operating expense; and the other risk factors disclosed in Ciena's Report on Form 10-Q, which Ciena filed with the Securities and Exchange Commission on March 12, 2015. Ciena assumes no obligation to update any forward-looking information included in this press release.

Non-GAAP Presentation of Quarterly Results. This release includes non-GAAP measures of Ciena's gross profit, operating expense, income (loss) from operations, net income (loss) and net income (loss) per share. In evaluating the operating performance of Ciena's business, management excludes certain charges and credits that are required by GAAP. These items share one or more of the following characteristics: they are unusual and Ciena does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of Ciena's control. Management believes that the non-GAAP measures below provide management and investors useful information and meaningful insight to the operating performance of the business. The presentation of these non-GAAP financial measures should be considered in addition to Ciena's GAAP results and these measures are not intended to be a substitute for the financial information prepared and presented in accordance with GAAP. Ciena's non-GAAP measures and the related adjustments may differ from non-GAAP measures used by other companies and should only be used to evaluate Ciena's results of operations in conjunction with our corresponding GAAP results. To the extent not previously disclosed in a prior Ciena financial results press release, Appendix A to this press release sets forth a complete GAAP to non-GAAP reconciliation of the non-GAAP measures contained in this release.

About Ciena. Ciena (NYSE: CIEN) is the network specialist. We collaborate with customers worldwide to unlock the strategic potential of their networks and fundamentally change the way they perform and compete. Ciena leverages its deep expertise in packet and optical networking and distributed software automation to deliver solutions in alignment with its OPn architecture for next-generation networks. We enable a high-scale, programmable infrastructure that can be controlled and adapted by network-level applications, and provide open interfaces to coordinate computing, storage and network resources in a unified, virtualized environment. For updates on Ciena news, follow us on Twitter @Ciena or on LinkedIn at http://www.linkedin.com/company/ciena. Investors are encouraged to review the Investors section of our website at www.ciena.com/investors, where we routinely post press releases, SEC filings, recent news, financial results, and other announcements. From time to time we exclusively post material information to this website along with other disclosure channels that we use.

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Quarter Ended April 30,		Six Months Ended April 30,
	2014	2015	2014	2015
Revenue:
Products	$460,821	$511,880	$893,762	$934,195
Services	99,240	109,722	200,002	216,569
Total revenue	560,061	621,602	1,093,764	1,150,764
Cost of goods sold:
Products	257,632	286,898	502,848	523,446
Services	64,738	62,293	127,374	124,612
Total cost of goods sold	322,370	349,191	630,222	648,058
Gross profit	237,691	272,411	463,542	502,706
Operating expenses:
Research and development	103,492	105,202	204,989	205,963
Selling and marketing	83,662	82,471	162,010	159,183
General and administrative	31,882	30,302	61,979	59,855
Acquisition and integration costs	—	1,020	—	1,020
Amortization of intangible assets	11,493	11,019	23,932	22,038
Restructuring costs	—	(17)	115	8,068
Total operating expenses	230,529	229,997	453,025	456,127
Income from operations	7,162	42,414	10,517	46,579
Interest and other income (loss), net	(1,905)	(5,549)	(7,903)	(13,782)
Interest expense	(11,020)	(12,947)	(22,048)	(26,608)
Income (loss) before income taxes	(5,763)	23,918	(19,434)	6,189
Provision for income taxes	4,395	3,265	6,660	4,315
Net income (loss)	$(10,158)	$20,653	$(26,094)	$1,874

Net Income (loss) per Common Share
Basic net income (loss) per common share	$(0.10)	$0.18	$(0.25)	$0.02
Diluted net income (loss) per potential common share[1]	$(0.10)	$0.17	$(0.25)	$0.02

Weighted average basic common shares outstanding	105,451	113,555	104,977	110,578
Weighted average dilutive potential common shares outstanding[2]	105,451	128,017	104,977	111,762

1.
The calculation of GAAP diluted net income per common share for the second quarter of fiscal 2015 requires adding back interest expense of approximately $1.4 million associated with Ciena's 0.875% convertible senior notes, due June 15, 2017 to the GAAP net income in order to derive the numerator for the diluted earnings per common share calculation.

2.
Weighted average dilutive potential common shares outstanding used in calculating GAAP diluted net income per common share for the second quarter of fiscal 2015 includes 1.4 million shares underlying certain stock options and restricted stock units and 13.1 million shares underlying Ciena's 0.875% convertible senior notes, due June 15, 2017.

Weighted average dilutive potential common shares outstanding used in calculating GAAP diluted net income per common share for the first six months of fiscal 2015 includes 1.2 million shares underlying certain stock options and restricted stock units.

CIENA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

	October 31, 2014	April 30, 2015
ASSETS
Current assets:
Cash and cash equivalents	$586,720	$586,338
Short-term investments	140,205	145,089
Accounts receivable, net	518,981	553,306
Inventories	254,660	214,593
Prepaid expenses and other	192,624	183,512
Total current assets	1,693,190	1,682,838
Long-term investments	50,057	85,233
Equipment, building, furniture and fixtures, net	126,632	139,064
Other intangible assets, net	128,677	102,238
Other long-term assets	74,076	82,191
Total assets	$2,072,632	$2,091,564
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$209,777	$210,002
Accrued liabilities	276,608	253,871
Deferred revenue	104,688	109,120
Current portion of long-term debt	190,063	2,500
Total current liabilities	781,136	575,493
Long-term deferred revenue	40,930	49,845
Other long-term obligations	45,390	51,456
Long-term debt, net	1,274,791	1,276,107
Total liabilities	$2,142,247	$1,952,901
Commitments and contingencies
Stockholders’ equity (deficit):
Preferred stock – par value $0.01; 20,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock – par value $0.01; 290,000,000 shares authorized; 106,979,960 and 117,695,169 shares issued and outstanding	1,070	1,177
Additional paid-in capital	5,954,440	6,167,862
Accumulated other comprehensive loss	(14,668)	(21,793)
Accumulated deficit	(6,010,457)	(6,008,583)
Total stockholders’ equity (deficit)	(69,615)	138,663
Total liabilities and stockholders’ equity (deficit)	$2,072,632	$2,091,564

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended April 30,
	2014	2015
Cash flows provided by (used in) operating activities:
Net income (loss)	$(26,094)	$1,874
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation of equipment, building, furniture and fixtures, and amortization of leasehold improvements	27,143	27,322
Share-based compensation costs	23,443	22,136
Amortization of intangible assets	30,712	26,439
Provision for inventory excess and obsolescence	12,972	10,834
Provision for warranty	12,424	7,658
Other	10,164	(94)
Changes in assets and liabilities:
Accounts receivable	(27,548)	(34,903)
Inventories	(57,821)	29,233
Prepaid expenses and other	(19,054)	(4,129)
Accounts payable, accruals and other obligations	(51,631)	(39,775)
Deferred revenue	30,123	13,347
Net cash provided by (used in) operating activities	(35,167)	59,942
Cash flows provided by (used in) investing activities:
Payments for equipment, furniture, fixtures and intellectual property	(26,485)	(21,899)
Restricted cash	1,912	(44)
Purchase of available for sale securities	(95,033)	(130,239)
Proceeds from maturities of available for sale securities	130,000	90,000
Settlement of foreign currency forward contracts, net	(4,029)	10,364
Purchase of cost method investment	—	(2,000)
Net cash provided by (used in) investing activities	6,365	(53,818)
Cash flows provided by (used in) financing activities:
Payment of long term debt	—	(8,190)
Payment for debt and equity issuance costs	—	(247)
Payment of capital lease obligations	(1,520)	(4,745)
Proceeds from issuance of common stock	8,970	9,980
Net cash provided by (used in) financing activities	7,450	(3,202)
Effect of exchange rate changes on cash and cash equivalents	(52)	(3,304)
Net increase (decrease) in cash and cash equivalents	(21,352)	2,922
Cash and cash equivalents at beginning of period	346,487	586,720
Cash and cash equivalents at end of period	$325,083	$586,338
Supplemental disclosure of cash flow information
Cash paid during the period for interest	$17,047	$21,882
Cash paid during the period for income taxes, net	$7,221	$5,811
Non-cash investing activities
Purchase of equipment in accounts payable	$4,799	$11,733
Building acquired under capital lease	$—	$10,032

APPENDIX A - Reconciliation of Adjusted (Non- GAAP) Quarterly Measurements

	Quarter Ended
	April 30,
	2014	2015
Gross Profit Reconciliation
GAAP gross profit	$237,691	$272,411
Share-based compensation-products	741	653
Share-based compensation-services	568	574
Amortization of intangible assets	2,328	2,201
Total adjustments related to gross profit	3,637	3,428
Adjusted (non-GAAP) gross profit	$241,328	$275,839
Adjusted (non-GAAP) gross profit percentage	43.1%	44.4%

Operating Expense Reconciliation
GAAP operating expense	$230,529	$229,997
Share-based compensation-research and development	2,782	2,534
Share-based compensation-sales and marketing	4,246	3,841
Share-based compensation-general and administrative	3,661	3,723
Acquisition and integration costs	—	1,020
Amortization of intangible assets	11,493	11,019
Restructuring costs	—	(17)
Settlement of patent litigation	2,000	—
Total adjustments related to operating expense	24,182	22,120
Adjusted (non-GAAP) operating expense	$206,347	$207,877

Income from Operations Reconciliation
GAAP income from operations	$7,162	$42,414
Total adjustments related to gross profit	3,637	3,428
Total adjustments related to operating expense	24,182	22,120
Adjusted (non-GAAP) income from operations	$34,981	67,962
Adjusted (non-GAAP) operating margin percentage	6.2%	10.9%

Net Income (Loss) Reconciliation
GAAP net income (loss)	$(10,158)	$20,653
Total adjustments related to gross profit	3,637	3,428
Total adjustments related to operating expense	24,182	22,120
Non-cash expense associated with the conversion of convertible notes	—	768
Non-cash interest expense	302	371
Change in fair value of embedded redemption feature	1,460	—
Adjusted (non-GAAP) net income	$19,423	$47,340

Weighted average basic common shares outstanding	105,451	113,555
Weighted average dilutive potential common shares outstanding [1]	120,628	158,917

Net Income (Loss) per Common Share
GAAP diluted net income (loss) per common share	$(0.10)	$0.17
Adjusted (non-GAAP) diluted net income per common share [2]	$0.17	$0.35

1.
Weighted average dilutive potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per common share for the second quarter of fiscal 2014 includes 2.1 million shares underlying certain stock options and restricted stock units, and 13.1 million shares underlying Ciena's 0.875% convertible senior notes, due June 15, 2017.

Weighted average dilutive potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per common share for the second quarter of fiscal 2015 includes 1.4 million shares underlying certain stock options and restricted stock units, 4.3 million shares underlying Ciena's 4.0% convertible senior notes, due March 15, 2015, 13.1 million shares underlying Ciena's 0.875% convertible senior notes, due June 15, 2017, 17.4 million shares underlying Ciena's 3.75% convertible senior notes, due October 15, 2018 and 9.2 million shares underlying Ciena's 4.0% convertible senior notes, due December 15, 2020.

2.
The calculation of Adjusted (non-GAAP) diluted net income per common share for the fiscal second quarter of 2014 requires adding back interest expense of approximately $1.4 million associated with Ciena's 0.875% convertible senior notes, due June 15, 2017 to the Adjusted (non-GAAP) net income in order to derive the numerator for the Adjusted earnings per common share calculation.

The calculation of Adjusted (non-GAAP) diluted net income per common share for the second quarter of fiscal 2015 requires adding back interest expense of approximately $1.1 million associated with Ciena's 4.0% convertible senior notes, due March 15, 2015, approximately $1.4 million associated with Ciena's 0.875% convertible senior notes, due June 15, 2017, approximately $3.6 million associated with Ciena's 3.75% convertible senior notes, due October 15, 2018 and approximately $2.8 million associated with Ciena's 4.0% convertible senior notes, due December 15, 2020 to the Adjusted (non-GAAP) net income in order to derive the numerator for the Adjusted earnings per common share calculation.
* * *

The adjusted (non-GAAP) measures above and their reconciliation to Ciena's GAAP results for the periods presented reflect adjustments relating to the following items:

•	Share-based compensation expense - a non-cash expense incurred in accordance with share-based compensation accounting guidance.

•
Acquisition and integration costs - reflects non-recurring legal and accounting costs associated with the pending acquisition of Cyan. Ciena does not believe that these costs are reflective of its ongoing operating expense following its completion of these integration activities.

•
Amortization of intangible assets - a non-cash expense arising from the acquisition of intangible assets, principally developed technologies and customer-related intangibles, that Ciena is required to amortize over its expected useful life.

•	Restructuring costs - costs incurred as a result of restructuring activities taken to align resources with perceived market opportunities.

•	Settlement of patent litigation - included in general and administrative expense during the second quarter of fiscal 2014 is a $2.0 million patent litigation settlement.

•
Non-cash expense associated with the conversion of convertible notes - a non-cash expense related to certain private exchange offers conducted with several holders of Ciena's 4.0% senior convertible notes due March 15, 2015 prior to maturity of such notes.

•
Non-cash interest expense - a non-cash debt discount expense amortized as interest expense during the term of Ciena's 4.0% senior convertible notes due December 15, 2020 relating to the required separate accounting of the equity component of these convertible notes.

•
Change in fair value of embedded redemption feature - a non-cash unrealized gain or loss reflective of a mark to market fair value adjustment of an embedded derivative related to the redemption feature of Ciena's outstanding 4.0% senior convertible notes due March 15, 2015.